Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
July 30, 2025

Gold Resource Corporation Reports H1 2025 Drilling Results and

Operational Improvements at the Don David Gold Mine

DENVER – July 30, 2025 – Gold Resource Corporation (NYSE American: GORO) (“we,” “us,” “our” or the “Company”) is pleased to report highlights to date from its 2025 underground drilling campaign and provide an operational update from the Company’s Don David Gold Mine (“DDGM”) in Oaxaca, Mexico.

Highlights

●	Drill results from the new Three Sisters Vein System continue to return consistent results that indicate good width and grades that indicate potentially higher Net Smelter Return[1] values (“NSR”).
●	The Company has engaged Cominvi Servicios S.A. de C.V an experienced underground mining contractor, with the benefit of their new mining equipment, to accelerate the development and access into the higher grade Three Sisters vein systems. Since May, more than 1,350 meters of development, including ramps and drifts, have been completed.
●	The Company has begun using cut-and-fill mining methods in select areas of the mine to reduce dilution and increase the run of mine average grade and returns.
●	A third dry stack filter press has been ordered for the processing plant to increase throughput and returns.
●	Orders are in for good used equipment to replace some of our own older underground fleet. This will reduce maintenance costs and improve our productivity.
●	The process plant is under a full review to the goal to further optimize reagent use and increase recoveries and payable metals. Initial trials already indicate the potential for promising returns.

2025 DRILLING SUMMARY

During the first half of 2025, the underground diamond drill program focused on ore definition and grade-control within the Three Sisters vein system, as well as in select veins of the Arista system. Significant vein widths and grades were encountered and reinforce the potential for the Three Sisters and Gloria vein systems to be a third major mineralized vein system strategically located between and north of the Arista and Switchback systems.

1 Net Smelter Return (“NSR”) is a calculated value in US dollars of the estimated net revenues per tonne of all payable metals, less transportation, refining costs and other miscellaneous payables. NSR values utilize metal price estimates of $3,192/oz gold, $33/oz silver, $4.36/lb copper, $0.90/lb lead and $1.24/lb zinc.

“Consistent high-grade drill intercepts, along with an improved understanding of the geology, have allowed us to build more confidence in the mine plan of the Three Sisters system and reinforcing its role as a key contributor to future mine production”, stated Allen Palmiere, President and CEO of the Company. “In addition, we are excited about the potential benefits from bringing in an experienced mining contractor along with their new equipment, while changing out some of our old fleet with good used equipment to improve our efficiencies and returns. We remain focused on integrating the Three Sisters system into our short-term mine plan while continuing to advance exploration efforts aimed at driving sustainable growth and maximizing shareholder value.”

The drill result highlights presented in this press release further demonstrate the growing potential of these vein systems. The Company believes the mine has significant potential to generate positive cash flow from the newly defined Three Sisters and Gloria vein systems, as well as from additional zones recently identified near existing mining areas in both the Arista and Switchback systems. The Three Sisters and Gloria vein systems are easier to access, located near the current mine portal and at significantly higher elevations than those of other production areas and will result in reduced haulage distances and costs. To support access and continued definition of these areas, targeted investment in underground development and equipment has been initiated, including the engagement of a contract miner in Q2 2025 and the sourcing of lightly used underground mining equipment.

2025 Drill Results and Program: Through the first half of 2025, a total of 51 underground definition and ore-control drill holes, totaling 6,615 meters of diamond drilling, have been completed at DDGM. The program continues to deliver high-grade intercepts that confirm the continuity and quality of the mineralization. These results have further defined the geologic model for the Three Sisters and Gloria vein systems, while also upgrading mineral resources within select veins of the Arista system. The Company plans to initiate additional exploration development in the second half of 2025 to support further infill and expansion drilling, particularly to the northwest of the currently defined extents of the Three Sisters – Gloria zone.

Selected grade-control drill results from the first half of 2025 at the Three Sisters vein system are presented below. Intercepts are reported as Estimated True Widths2 (“ETW”) and include Gold Equivalent3 grades (“AuEq”) and NSR.

●Hole No. 525011: Sadie 1 vein
●	$840/t NSR over 4.97 meters ETW (12.67 g/t AuEq)
o	Includes: $1,625/t NSR over 2.03 meters (23.74 g/t AuEq)

●Hole No. 525018: Sandy 5 vein
●	$1,665/t NSR over 4.83 meters ETW (23.73 g/t AuEq)
o	Includes: $3,090/t NSR over 2.20 meters (43.97 g/t AuEq)

●Hole No. 525020: Sandy 5 vein

2 Estimated True Width (“ETW”) for reported vein intercepts are based on 3D models of the individual veins. Estimates are determined in cross-section by measuring the modelled vein thickness perpendicular to the vein margins and through the midpoint of the drill hole intercept. Differences between individual ETW’s and downhole interval lengths will vary between drill holes, depending on drill hole inclination and variations in vein strike and dip.

3 Gold Equivalent (“AuEq”) grams per tonne (g/t) is calculated using gold and silver grades only, using a ratio of 96.42 and metal prices of $3,192/oz gold and $33/oz silver.

●	$1,365/t NSR over 3.52 meters ETW (19.59 g/t AuEq)
o	Includes: $2,853/t NSR over 1.33 meters (41.08 g/t AuEq)

●Hole No. 525024: Sandy 5 vein
●	$452/t NSR over 4.72 meters ETW (6.46 g/t AuEq)
o	Includes: $1,277/t NSR over 1.26 meters (18.14 g/t AuEq)

●Hole No. 525024: Sandy 1 vein
●	$529/t NSR over 3.33 meters (7.40 g/t AuEq)
o	Includes: $654/t NSR over 1.25 meters (9.33 g/t AuEq)

●Hole No. 525026: Sandy 5 vein
●	$699/t NSR over 5.18 meters (10.03 g/t AuEq)
o	Includes: $1,238/t NSR over 1.32 meters (17.82 g/t AuEq)

●Hole No. 525026: Sandy 2 vein
●	$635/t NSR over 2.95 meters (9.06 g/t AuEq)
o	Includes: $1,532/t NSR over 0.71 meters (21.79 g/t AuEq)

●Hole No. 525033: Sadie 2 vein
●	$684/t NSR over 2.84 meters (9.80 g/t AuEq)
o	Includes: $2,641/t NSR over 0.51 meters (38.03 g/t AuEq)

●Hole No. 525040: Sandy 1 vein
●	$1,118/t NSR over 3.53 meters (16.03 g/t AuEq)
o	Includes: $2,151/t NSR over 1.00 meters (31.34 g/t AuEq)

●Hole No. 525042: Sandy 1 vein
●	$388/t NSR over 6.79 meters (4.83 g/t AuEq)
o	Includes: $1,528/t NSR over 0.85 meters (19.44 g/t AuEq)

Three Sisters and Gloria Vein Systems

Of the 51 drill holes completed during the first half of 2025, 36 were drilled within the Three Sisters vein system, totaling 5,017 meters of core. This focused drilling campaign enabled key refinements to the geologic model and increased confidence along approximately 350 meters of strike length. The work also led to the identification and modelling of two new veins, bringing the total number of modelled veins at Three Sisters from 10 to 12. This drilling is part of a broader effort to delineate high-grade mineralized zones and support the conversion of mineral resources ahead of planned development activities. These advancements have already contributed to detailed near-term mine planning.

The Three Sisters and Gloria vein systems remain open to the northwest, up-dip and at depth, and their close spatial and structural association continues to support their interpretation as a unified mineralized corridor. Additional exploration development planned for Q3 will allow for continued expansion and infill drilling to the north-west of the current resource shell limits.

Plan View of H1 2025 Drill Holes

Cross Section A-A’ – Three Sisters System – Highlighting H1 2025 Drill Holes

Three Sisters System – Central Zone
A
A'
NSR ($/Ton)
400
200
150
120
100
80
50
Sandy 1
Sandy 2
Sandy 5
Sandy 4
Sandy 3
525018
525026
525020
525024
525040
525042
Level 3 (840 m ASL)
Level 4 (820 m ASL)
+900
+825
+750
+675
Splay Gloria
Gloria
3D View – Looking NW
Plunge 00
Azimuth 310
0
25
50
75

Cross Section B-B’ – Three Sisters System – Highlighting H1 2025 Drill Holes

Three Sisters System – Southwest Zone
NSR ($/Ton)
400
200
150
120
100
80
50
B
B'
+975
+900
+900
+825
+825
+750
+750
Sasha 1
Sadie 1
Sadie FW
525011
Level 3 (840 m ASL)
Level 4 (820 m ASL)
525033
Sadie 4
Sadie 2
Sadie 3
Gloria
3D View – Looking NW
Plunge 00
Azimuth 292
0
25
50
75

OPERATIONS UPDATE

Mine Development – Three Sisters

In December 2024, DDGM initiated underground drift development to access the Three Sisters vein system. In May 2025, the contract mining services of Cominvi Servicios S.A. de C.V., were engaged to accelerate advancement into the zone whereby the end of Q2 2025, more than 1,350 meters of development, including ramps and drifts, had been completed. To date, the Three Sisters system has been successfully intersected on three levels, providing access to the Sandy 1, Sandy 2 and Sadie veins. Exposures reveal variable vein widths of up to 7.5 meters and recent production sampling on Level 4 (820 mASL) across the Sandy 1 vein, returned a high-grade interval of 36.72 g/t gold and 2,341 g/t silver over 0.90 meters. While not necessarily representative of the broader mineralization, this result highlights the presence of high-grade material within the system.

Due to the structurally complex geometry of the Three Sisters system at locations currently accessed to date, DDGM has elected to implement cut-and-fill mining methods. This approach allows for more selective and precise ore extraction from irregular zones, helping to reduce dilution and optimize mineral resource recovery.

Additional Improvements

The Company has started to slowly and methodically purchase used equipment that is in good repair. This is being done with a measured approach to ensure that appropriately sized equipment is being purchased for the mining requirements that are being projected. This equipment will replace the existing fleet that is old, requires significant maintenance, and has low availability.

The Company is also shifting mining methods in certain areas of the mine. Historically, all areas of the mine were mined using the long-hole stoping method, but it has been determined that by using the cut-and-fill method, dilution can be minimized. This new method can be effectively used to mine narrow veined areas, maintaining a higher grade due to the lower dilution.

Additionally, the Company is reviewing the process flow through the mill to evaluate the effects on recoveries. By fine tuning the use of reagents in the flow, the Company has been able to improve recoveries and achieve increased payable metals. The Company has also ordered a third filter press that, once in place at the mine site, should help to improve throughput capacity as well.

Select 2025 Definition and Grade-Control Drill Results45 – Three Sisters and Arista Vein Systems

4 Includes drill intercepts with a minimum grade-thickness value of 300 NSR·meters, calculated as the product of interval true-width in meters and NSR value. This threshold corresponds to a minimum interval of 2 meters at $150/t NSR, which is considered the cutoff for potentially economic mineralization in the current geological and economic context.

5 Assays were performed by ALS Global (Vancouver, BC, Canada) and the DDGM Arista Mine laboratory. ALS is an independent, ISO/IEC 17025-accredited laboratory. Assays from the DDGM lab are used for operational purposes and are disclosed where ALS results are pending. The Company maintains a rigorous QA/QC program, including the insertion of certified reference materials, blanks, and duplicates, to ensure assay accuracy and precision across both laboratories.

Select 2025 Definition and Grade-Control Drill Results – Three Sisters and Arista Vein Systems (cont.)

Quality Assurance / Quality Control

All samples from the 2025 ore-control drilling program were collected under the supervision of qualified geological personnel. Key elements of the QA/QC program include verifiable chain of custody for samples, regular insertion of certified reference standards and blanks, and duplicate check assays. Dill core was typically halved using diamond saws. Approximately two-thirds of the samples were prepped and assayed at the DDGM mine laboratory in Oaxaca, Mexico, while one-third were prepped and assayed at ALS Global, an ISO/IEC 17025:2017 and ISO 9001:2015, accredited and independent laboratory in Vancouver, Canada. A quarter-core duplicate of each sample sent to ALS was also assayed at the DDGM laboratory. No material discrepancies were identified between duplicate assay results.

At ALS, gold assays were performed using 30 g fire assay digestion with an atomic absorption spectroscopy (AAS) finish. Silver assays were performed using an aqua regia digestion of 0.5 g sample with an ICP-AES finish. Any sample exceeding 100 ppm silver was reanalyzed using an aqua regia digestion on 0.4 g of the sample, followed by an ICP-AES finish. Any samples exceeding 1,500 ppm silver were reanalyzed using a 30 g fire assay with a gravimetric finish. Samples were analyzed for copper, lead, and zinc using an aqua regia digestion of a 0.5 g sample with an ICP-AES finish. Any sample with copper, lead, or zinc concentrations exceeding 10,000 ppm was reanalyzed using ore grade determination methods. The DDGM mine laboratory utilizes industry-standard fire assay and multi-element digestion methods for gold and base metal analysis. While not ISO-accredited, the lab operates under established internal QA/QC protocols, and its results are routinely cross-validated against those from ALS Global.

Analytical results were reviewed for accuracy and precision by the Company’s Qualified Person. No material issues were identified during the verification process. Additional information regarding the Company’s data verification processes is set out in the S-K 1300 Technical Report Summary on the Don David Gold Mine Project, Oaxaca, Mexico, effective December 31, 2024 which can be found on the Company’s website.

Second Quarter 2025 Conference Call

The Company will host a conference call Wednesday, August 6, 2025, at 12:00 p.m. Eastern Time.

The conference call will be recorded and posted to the Company’s website later in the day following the conclusion of the call. Following prepared remarks, Allen Palmiere, President and Chief Executive Officer, Armando Alexandri, Chief Operating Officer, and Chet Holyoak, Chief Financial Officer, will host a live question and answer (Q&A) session. There are two ways to join the conference call.

To join the conference via webcast, please click on the following link:

https://onlinexperiences.com/Launch/QReg/ShowUUID=9408713A-18B6-4113-B697-6504F8C08A29

To join the call via telephone, please use the following dial-in details:

Participant Toll Free:	+1 (800) 717-1738
International:	+1 (289) 514-5100
Conference ID:	49273

Please connect to the conference call at least 10 minutes prior to the start time using one of the connection options listed above.

About GRC:

Gold Resource Corporation is a gold and silver producer, with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward looking words such as “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the potential of the Three Sisters and Gloria vein systems and the additional zones identified in the Arista and Switchback systems, (ii) the Company’s expectations regarding its drilling and exploration activities in 2025 and (iii) the Company’s expectations regarding the utilization of new mining methods, including with respect to recoveries, profitability and cash flow. All forward-looking statements in this press release are based upon information available to the Company as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties, including delays or challenges in satisfying the closing conditions of the offering. Additional risks related to the Company may be found in the periodic and current reports filed with the Security and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which are available on the SEC’s website at www.sec.gov.

Contacts:

Allen Palmiere

Chief Executive Officer and President

www.goldresourcecorp.com

720-459-3854